UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2025, Brown & Brown, Inc. (the “Company”) completed the issuance and sale of $400,000,000 aggregate principal amount of the Company’s 4.600% Senior Notes due 2026 (the “2026 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.700% Senior Notes due 2028 (the “2028 Notes”), $800,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2030 (the “2030 Notes”), $500,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2032 (the “2032 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.550% Senior Notes due 2035 (the “2035 Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2055 (the “2055 Notes,” and together with the 2026 Notes, the 2028 Notes, the 2030 Notes, the 2032 Notes and the 2035 Notes, the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and estimated offering expenses, were approximately $4.2 billion.

The Notes were offered and sold under the Company’s Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-271708) filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2023 (the “Registration Statement”). In connection with the issuance and sale of the Notes, the Company entered into an Underwriting Agreement, dated as of June 11, 2025, with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2025.

The Notes were issued pursuant to that certain Indenture, dated as of September 18, 2014, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 18, 2014, the Second Supplemental Indenture, dated as of March 11, 2019, the Third Supplemental Indenture, dated as of September 24, 2020, the Fourth Supplemental Indenture, dated as of March 17, 2022, the Fifth Supplemental Indenture, dated as of June 11, 2024, and the Sixth Supplemental Indenture, dated as of June 23, 2025 (the “Supplemental Indentures”, and the Base Indenture, as supplemented by the Supplemental Indentures, the “Indenture”).

Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the SEC on June 13, 2025.

The 2026 Notes bear interest at the rate of 4.600% per year and will mature on December 23, 2026. The 2028 Notes bear interest at the rate of 4.700% per year and will mature on June 23, 2028. The 2030 Notes bear interest at the rate of 4.900% per year and will mature on June 23, 2030. The 2032 Notes bear interest at the rate of 5.250% per year and will mature on June 23, 2032. The 2035 Notes bear interest at the rate of 5.550% per year and will mature on June 23, 2035. The 2055 Notes bear interest at the rate of 6.250% per year and will mature on June 23, 2055. Interest on the Notes will be payable semi-annually in arrears on June 23 and December 23 of each year, commencing on December 23, 2025. The Notes are senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness. The Company may redeem the Notes in whole or in part at any time and from time to time, at the redemption prices specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

If the acquisition of RSC Topco, Inc. (“RSC”), a Delaware corporation (the “Transaction”), is not consummated on or prior to the later of: (x) March 10, 2026 (as such date may be extended in accordance with the Merger Agreement (as defined below) to June 10, 2026) and (y) the date that is five business days after any later date to which the Company and RSC may agree to extend the “Expiration Date” in the Merger Agreement (the “Outside Date”) or, if on or prior to such date, the Company notifies the trustee in writing that the Merger Agreement is terminated, then, in either case, the Company must redeem all of the 2026 Notes, the 2028 Notes, the 2030 Notes, the 2032 Notes and the 2055 Notes, in each case, at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. The 2035 Notes are not subject to the special mandatory redemption provision and will remain outstanding even if the Transaction is not consummated on or prior to the Outside Date, or, if on or prior to such date, the Company notifies the trustee in writing that the Merger Agreement is terminated (unless they are otherwise optionally redeemed pursuant to their terms).

The Company intends to use the net proceeds of the Notes, together with the proceeds from its previously announced sale of 43,137,254 shares of its common stock, par value $0.10 per share (the “Shares”), and cash on hand, to fund the cash consideration payable under the previously announced agreement and plan of merger, dated June 10, 2025, by and among RSC, the Company, Encore Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Kelso RSC (Investor), L.P., a Delaware limited partnership, solely in its capacity as the equityholder representative (the “Merger Agreement”), and to pay fees and expenses associated with the foregoing. If the Transaction is not consummated, the Company intends to use the proceeds from the offering of the Shares and the 2035 Notes for general corporate purposes.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur certain secured debt and consolidate, merge, or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control triggering event.”

The foregoing description of the Indenture and the Notes is qualified in its entirety by their respective terms. The Base Indenture, the Sixth Supplemental Indenture, dated as of June 23, 2025, and the forms of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated June 23, 2025, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 18, 2014).

4.2	Sixth Supplemental Indenture, dated as of June 23, 2025, between Brown & Brown, Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association).

4.3	Form of Brown & Brown, Inc.’s 4.600% Notes due 2026.

4.4	Form of Brown & Brown, Inc.’s 4.700% Notes due 2028.

4.5	Form of Brown & Brown, Inc.’s 4.900% Notes due 2030.

4.6	Form of Brown & Brown, Inc.’s 5.250% Notes due 2032.

4.7	Form of Brown & Brown, Inc.’s 5.550% Notes due 2035.

4.8	Form of Brown & Brown, Inc.’s 6.250% Notes due 2055.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

BROWN & BROWN, INC.

By:	/s/ Anthony M. Robinson
Anthony M. Robinson
Secretary